UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2021

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact Name of Registrant as Specified in its Charter)

Not Applicable	033-80655	06-1436334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of Principal Executive Offices)	(Zip Code)

(860) 862-8000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	Indicate by check None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2021, the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (the “Company”) announced that Jody Madigan has joined the Company as its Chief Operating Officer.

Mr. Madigan, age 49, previously served as the General Manager of the Paragon Casino and Resort in Marksville, Louisiana, from April 2018 to June 2021. Prior to that, Mr. Madigan served as the Vice President of Strategic Execution and Business Development for Seneca Gaming Corporation, from September 2016 to January 2018, and previously as the Assistant General Manager for Mountaineer Casino, Racetrack & Resort, from July 2014 to August 2016, and as the President and General Manager for Casino Miami, from June 2013 to June 2014.

In connection with Mr. Madigan’s appointment as Chief Operating Officer of the Company, the parties entered into an employment agreement, effective August 30, 2021. The agreement provides for a base annual salary of $600,000 and a sign-on payment in the amount of $50,000, and Mr. Madigan will be entitled to participate in the Company’s incentive compensation program, payable at the discretion of the Management Board of the Company. Mr. Madigan will also be eligible for an additional bonus for the Company’s 2022 fiscal year in an amount between $50,000 and $100,000 based on a sliding-scale EBITDA achievement target. The agreement is subject to automatic renewals for additional one-year terms unless either party provides notice, at least six months prior to the end of the initial term of March 31, 2025 or any renewal terms, of an intention not to renew or otherwise terminate the agreement. The agreement provides that if Mr. Madigan is terminated for cause, as defined under his agreement, or if Mr. Madigan voluntarily terminates his employment, he will not be entitled to any further compensation from and after the termination date. If Mr. Madigan is terminated other than for cause, he will be entitled, among other things, to receive his base annual salary from the termination date through 12 months from the termination date.

The foregoing description of Mr. Madigan’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

On September 2, 2021, the Company issued a press release announcing the appointment of Mr. Madigan as Chief Operating Officer of the Company as described in this Item 5.02, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The press release and related information also may be found on the Company’s website at www.mohegangaming.com, under the “News” section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

10.1	Employment agreement, effective August 30, 2021, by and between the Mohegan Tribal Gaming Authority and Jody Madigan

99.1	Press release of Mohegan Gaming & Entertainment dated September 2, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2021	MOHEGAN TRIBAL GAMING AUTHORITY D/B/A MOHEGAN GAMING & ENTERTAINMENT

	By:	/s/ Ralph James Gessner Jr.
	Name:	Ralph James Gessner Jr.
	Title:	Chairman, Management Board